UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 16, 2010

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Date of Report (Date of earliest event reported)

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PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

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Commission File Number 001-07572

Delaware (State or other jurisdiction of incorporation or organization)	13-1166910 (I.R.S. Employer Identification No.)

200 Madison Avenue

New York, New York  10016
(Address of principal executive offices, including zip code)

(212) 381-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Forward-looking statements made in this document, including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions, including, without limitation, statements relating to the Company’s proposed acquisition of Tommy Hilfiger B.V. and certain related companies (collectively, “Tommy Hilfiger”), are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following:  (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company’s proposed acquisition of Tommy Hilfiger is subject to conditions, which may not be satisfied, in which event the transaction may not close; (iii) in connection with the proposed acquisition of Tommy Hilfiger, the Company intends to borrow significant amounts, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iv) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Tommy Hilfiger, into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; and (v) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 8.01

Other Events.

On March 15, 2010, Phillips-Van Heusen Corporation (the “Company”) announced that it had entered into a definitive purchase agreement (the “Purchase Agreement”) to acquire Tommy Hilfiger B.V. (together with its subsidiaries, the “TH Group”), controlled by funds affiliated with Apax Partners L.P. (the “Acquisition”). The consideration for the Acquisition consists of €1.924 billion in cash and €276 million in shares of the Company’s common stock, par value $1.00 per share, as well as the assumption by the Company of €100 million in liabilities of the TH Group.  The purchase price is a debt-free/cash-free basis, and assumes a normalized level of working capital for the TH Group at closing.  The Company expects to close the transaction during its fiscal 2010 second quarter.

Consummation of the Acquisition is subject to certain customary conditions, including, among others, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of the other party, and material performance by the other party with its obligations under the Purchase Agreement.  Consummation of the Acquisition is also conditioned upon the Company’s receipt of financing sufficient to fund the Acquisition, which financing may include receipt by the Company of proceeds from the offer and sale of new notes, borrowings under senior credit facilities and related equity offerings.  This document shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

Preliminary unaudited pro forma consolidated financial information reflecting the Acquisition, the Company’s issuance of common stock, preferred stock and debt, and the extinguishment of a portion of the Company’s existing debt are filed herewith as Exhibit 99.1.

Item 9.01

Financial Statements And Exhibits.

(b)

Pro Forma Financial Information

Filed herewith is the unaudited pro forma consolidated financial information as of and for the year ended January 31, 2010, giving effect to the Acquisition, the Company’s issuance of common stock, preferred stock and debt, and the extinguishment of a portion of the Company’s existing debt.

(d)

Exhibits:

Exhibit No.

Description

99.1

Unaudited Pro Forma Consolidated Financial Information as of and for the year ended

January 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

Date:  April 16, 2010

By:  /s/ Bruce Goldstein___________________

 Name:  Bruce Goldstein

 Title:  Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.

Description

99.1

Unaudited Pro Forma Consolidated Financial Information as of and for the year ended

January 31, 2010.